FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA

     SEP 01 1999

No.  C 8405-97
   --------------------------
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                     QUIKSILVER INTERNATIONAL HOLDINGS, INC.


         We the undersigned, Devinder Randhawa, President and Secretary, of QUIKSILVER INTERNATIONAL HOLDINGS, INC., a Nevada corporation do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 22nd day of April, 1997, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         "That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a par vaue of $0.0001 per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorportion is 500,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                      /s/ Devinder Randhawa
                                      ------------------------------------------
                                      Devinder Randhawa, President and Secretary


SWORN BEFORE ME in the city of
Kelowna in the Province of
British Columbia on this
16the day of August, 1999

/s/ Joseph Gordon
------------------------------
A Notary Public in and for the
Province of British Columbia


       JOSEPH R. GORDON
     Barrister & Solicitor
       Gordon & Company
   #102-1460 Pandosy Street
   Kelowna, British Columbia
        Canada V1Y 1P3

                                                  ------------------------------
                                                       STATE OF NEVADA
                                                      Secretary of State

                                                  I hereby  certify that this is
                                                  a true  and  complete  copy of
                                                  the  document as filed in this
                                                  office.


                                                         SEP 01 '99


                                                   /s/ Dean Heller
                                                        DEAN HELLER
                                                     Secretary of State
                                                  By /s/ ????????????????
                                                  ------------------------------